ITEM 77L Change in Accounting Principles and Practices

As required, effective January 1, 2001, Liberty Stein Roe Income Trust, has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing and accreting all premiums and discounts on debt securities as required for adherence to generally accepted accounting principles. The Portfolios currently have not determined the impact of the adoption of the new accounting policy.


                        STEIN ROE INCOME FUND


77C Matters submitted to a vote of security holders

(a) On December 27, 2000, a Special Meeting of Shareholders of Stein Roe Income Fund was held to approve the following items, as described in the Proxy Statement for the Meeting. The election of eleven Trustees was passed on December 27, 2000, however, the approval of the remaining proposals did not pass and the Meeting was adjourned until January 25, 2001. On September 29, 2000 the record date for the Meeting, the NAV of shares issued and outstanding were 233,513,003.46. The votes cast at the Meeting were as follows:

(b)1. Election of eleven Trustees:

                                   For                          Withheld
Douglas A. Hacker         177,471,542.7198                   2,193,516.0860
Janet Langford Kelly      177,547,931.5523                   2,117,127.2536
Richard W. Lowry          177,550,472.6632                   2,114,586.1427
Salvatore Macera          177,461,109.4460                   2,203,949.3598
William E. Mayer          177,482,816.4210                   2,182,242.3848
Charles R. Nelson         177,544,364.7436                   2,120,694.0622
John J. Neuhauser         177,544,364.7436                     266,694.0622
Joseph R. Palombo         177,450,012.0139                   2,215,046.7920
Thomas E. Stitzel         177,544,364.7436                   2,120,694.0622
Thomas C. Theobald        177,550,472.6632                   2,114,586.1427
Anne-Lee Verville         177,550,472.6632                   2,114,586.1427

(b)2. Election of a Board of Trustees of SR&F Base Trust:
                    NAV              % of NAV to Total        % of NAV to Total
                                      Outstanding NAV            NAV Voted
For             175,528,357.76          41.8121%                  77.4154%
Against           1,521,327.03          0.3624%                    0.6710%
Abstain           2,615,374.02          0.6230%                    1.1535%

(c)1. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.
                        NAV             % of NAV to Total    % of NAV to Total
                                          Outstanding NAV        NAV Voted
For                   159,979,189.29            68.5098%          89.0430%
Against                 4,507,250.91             1.9302%           2.5087%
Abstain                 3,390,413.83             1.4519%           1.8871%
Delivered Not Voted    11,788,204.77             5.4082%           6.5612%


(c)2. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental for the Income Portfolio of SR&F Base Trust.
                            NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                   158,981,318.61          68.0824%             88.4876%
Against                 4,867,292.33           2.0844%              2.7091%
Abstain                 4,028,243.10           1.7251%              2.2421%
Delivered Not Voted    11,788,204.77           5.0482%              6.5612%

(c)3. To approve the modification of the fundamental investment restriction relating to borrowing.
                            NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                      158,671,900.51       67.95%             88.3154%
Against                    4,799,692.34        2.06%              2.6715%
Abstain                    4,405,261.18        1.89%              2.4519%
Delivered Not Voted       11,788,204.77        5.05%              6.5612%

(c)4. To approve the modification of the fundamental investment restriction relating to borrowing for the Income Portfolio of SR&F Base Trust..
                            NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                   158,822,171.74         68.0143%           88.3990%
Against                 4,827,959.20          2.0675%            2.6872%
Abstain                 4,226,723.10          1.8101%            2.3526%
Delivered Not Voted    11,788,204.77          5.0482%            6.5612%

(c)      Not applicable.

(proxy statement incorporated herein by reference to Accession number 0000021832-00-0000357)

                   STEIN ROE INTERMEDIATE BOND FUND

(a) On December 27, 2000, a Special Meeting of Shareholders of Stein Roe Intermediate Bond Fund was held to approve the following items, as described in the Proxy Statement for the Meeting. The election of eleven Trustees was passed on December 27, 2000, however, the approval of the remaining proposals did not pass and the Meeting was adjourned until January 25, 2001. On September 29, 2000 the record date for the Meeting, the NAV of shares issued and outstanding were 419,803,133.12. The votes cast at the Meeting were as follows:

(b)1. Election of eleven Trustees:

                                 For                             Withheld
Douglas A. Hacker         205,723,146.0285                   6,648,797.4872
Janet Langford Kelly      205,750,571.7609                   6,621,371.7548
Richard W. Lowry          205,275,508.6581                   7,096,434.8576
Salvatore Macera          204,911,455.1558                   7,460,488.3599
William E. Mayer          204,972,344.5707                   7,399,598.9450
Charles R. Nelson         205,749,487.5183                   6,622,455.9974
John J. Neuhauser         205,762,267.5539                   6,609,675.9618
Joseph R. Palombo         205,231,287.9384                   7,140,655.5773
Thomas E. Stitzel         205,803,176.7987                   6,568,766.7170
Thomas C. Theobald        205,745,976.2556                   6,625,967.2601
Anne-Lee Verville         205,732,199.4611                   6,639,744.0546

(b)2. Election of a Board of Trustees of SR&F Base Trust:
                           NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                 195,952,609.73             46.6773%            86.4234%
Against               3,824,251.29              0.9110%             1.6867%
Abstain              12,595,082.50              3.0002%             5.5550%

(c)1. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.
                           NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                    186,728,979.52          44.4801%          82.3554%
Against                 12,821,066.27           3.0541%           5.6546%
Abstain                 16,388,769.62           3.9039%           7.2281%
Delivered Not Voted     10,796,837.40           2.5719%           4.7619%

(c)2. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental for the Intermediate Bond Portfolio of SR&F Base Trust.
                           NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                   185,452,150.93        44.1760%             81.7922%
Against                13,864,558.56         3.3026%              6.1149%
Abstain                16,622,105.93         3.9595%              7.3311%
Delivered Not Voted    10,796,837.40         2.5719%              4.7619%


(c)3. To approve the modification of the fundamental investment restriction relating to borrowing.
                          NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                    186,804,983.08         44.4982%           82.3889%
Against                 11,787,399.51          2.8078%            5.1987%
Abstain                 17,346,432.83          4.1320%            7.6505%
Delivered Not Voted     10,796,837.40          2.5719%            4.7619%

(c)4. To approve the modification of the fundamental investment restriction relating to borrowing for the Intermediate Bond Portfolio of SR&F Base Trust..
                           NAV          % of NAV to Total    % of NAV to Total
                                          Outstanding NAV       NAV Voted
For                      186,230,901.39        44.3615%        82.1357%
Against                   12,451,220.82         2.9660%         5.4915%
Abstain                   17,256,693.21         4.1107%         7.6109%
Delivered Not Voted       10,796,837.40         2.5719%         4.7619%

(d)      Not applicable.

(proxy statement incorporated herein by reference to Accession number 0000021832-00-0000357)

                        STEIN ROE HIGH YIELD FUND

(a) On December 27, 2000, a Special Meeting of Shareholders of Stein Roe High Yield Fund was held to approve the following items, as described in the Proxy Statement for the Meeting. The election of eleven Trustees was passed on December 27, 2000, however, the approval of the remaining proposals did not pass and the Meeting was adjourned until January 25, 2001. On September 29, 2000 the record date for the Meeting, the NAV of shares issued and outstanding were 23,931,683.29. The votes cast at the Meeting were as follows:

(b)1. Election of eleven Trustees:

                                 For                             Withheld
Douglas A. Hacker           13,672,092.3197                     929,914.5217
Janet Langford Kelly        13,661,623.3517                     940,383.4897
Richard W. Lowry            13,663,879.6097                     938,127.2317
Salvatore Macera            13,660,814.1136                     941,192.7278
William E. Mayer            13,678,003.0128                     924,003.8286
Charles R. Nelson           13,678,003.0128                     924,003.8286
John J. Neuhauser           13,678,003.0128                     924,003.8286
Joseph R. Palombo           13,678,003.0128                     924,003.8286
Thomas E. Stitzel           13,678,003.0128                     924,003.8286
Thomas C. Theobald          13,678,003.0128                     924,003.8286
Anne-Lee Verville           13,678,003.0128                     924,003.8286

(b)2. Election of a Board of Trustees of SR&F Base Trust:
                           NAV          % of NAV to Total    % of NAV to Total
                                         Outstanding NAV         NAV Voted
For                    14,602,006.84           61.0154%          100.0000%
Against                         0.00            0.0000%            0.0000%
Abstain                         0.00            0.0000%            0.0000%

(c)1. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.
                          NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                    10,932,327.61          45.6814%          68.5102%
Against                 1,410,409.81           5.8935%           8.8387%
Abstain                   516,209.90           2.1570%           3.2350%
Delivered Not Voted     3,098,275.56          12.9463%          19.4161%

(c)2 To approve the reclassifcation of the fundamental investment restristion prohibiting the purchase of securities on margin as non-fundamental for the High Yield Portfolio of SR&F Base Trust.
                            NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                     10,911,842.44         45.5958%            63.3818%
Against                  1,421,146.48          5.9383%             8.9060%
Abstain                    525,958.40          2.1977%             3.2961%
Delivered Not Voted      3,098,275.56         12.9463%            19.4161%

(c)3. To approve the modification of the fundamental investment restriction relating to borrowing.
                           NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                     10,829,018.13         45.2497%            67.8628%
Against                  1,518,719.28          6.3461%             9.5174%
Abstain                    511,209.91          2.1361%             3.2036%
Delivered Not Voted      3,098,275.56         12.9463%            19.4161%



(c)4. To approve the modification of the fundamental investment restriction relating to borrowingfor the High Yield Portfolio of SR&F Base Trust. .

                           NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                     10,818,281.61         45.2049%            67.7955%
Against                  1,513,878.11          6.3258%             9.4871%
Abstain                    526,787.60          2.2012%             3.3012%
Delivered Not Voted      3,098,275.56         12.9463%            19.4161%

                        STEIN ROE CASH RESERVES FUND

(a) On December 27, 2000, a Special Meeting of Shareholders of Stein Roe Cash Reserves Fund was held to approve the following items, as described in the Proxy Statement for the Meeting. The election of eleven Trustees was passed on December 27, 2000, however, the approval of the remaining proposals did not pass and the Meeting was adjourned until January 25, 2001. On September 29, 2000 the record date for the Meeting, the NAV of shares issued and outstanding were 529,486,259.12. The votes cast at the Meeting were as follows:

(b)1. Election of eleven Trustees:

                                 For                             Withheld
Douglas A. Hacker         266,067,751.5800                   9,276,385.6730
Janet Langford Kelly      266,204,359.2100                   9,139,778.0430
Richard W. Lowry          266,185,413.6700                   9,158,723.5830
Salvatore Macera          266,081,337.1200                   9,262,800.1330
William E. Mayer          266,137,473.9800                   9,206,663.2730
Charles R. Nelson         266,187,861.4700                   9,156,275.7830
John J. Neuhauser         266,238,115.1900                   9,106,022.0630
Joseph R. Palombo         266,198,920.2030                   9,145,217.0500
Thomas E. Stitzel         266,037,329.7200                   9,306,807.5330
Thomas C. Theobald        266,148,354.1600                   9,195,783.0930
Anne-Lee Verville         266,230,774.4700                   9,113,362.7830

(b)2. Election of a Board of Trustees of SR&F Base Trust:
                          NAV          % of NAV to Total    % of NAV to Total
                                         Outstanding NAV       NAV Voted
For                  256,259,037.73         48.3977%              93.0686%
Against                6,580,996.72          2.4723%              71.8742%
Abstain               12,504,102.81          4.6975%             136.5632%

(c)1. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.
                            NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                260,343,393.47           49.1691%                87.1093%
Against             20,179,395.02            3.8111%                 6.7519%
Abstain             15,421,693.40            2.9126%                 5.1600%
Delivered Not Voted  2,925,390.00            0.5525%                 0.9788%

(c)2. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental for the Cash Reserves Portfolio of SR&F Base Trust..
                            NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                    259,442,011.19            48.9988%         86.8077%
Against                 22,081,488.19             4.1704%          7.3883%
Abstain                 14,420,982.50             2.7236%          4.8252%
Delivered Not Voted      2,925,390.00             0.5525%          0.9788%


(c)3. To approve the modification of the fundamental investment restriction relating to borrowing.
                             NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                      259,564,083.93       49.0219%           86.8485%
Against                   20,231,005.03        3.8209%            6.7692%
Abstain                   16,149,392.93        3.0500%            5.4035%
Delivered Not Voted        2,925,390.00        0.5525%            0.9788%

(c)4. To approve the modification of the fundamental investment restriction relating to borrowing for the Cash Reserves Portfolio of SR&F Base Trust.

                           NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                  259,619,718.56           49.0324%           86.8671%
Against               20,231,482.42            3.8210%            6.7693%
Abstain               16,093,280.90            3.0394%            5.3847%
Delivered Not Voted    2,925,390.00            0.5525%            0.9788%


 (d)  Not applicable.

(proxy statement incorporated herein by reference to Accession number 0000021832-00-0000357)



77Q1(A) Accountant's Report on Internal Control

[Ernst & Young logo]
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072


                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Trustees of Liberty-Stein Roe Funds Income Trust

In planning and performing our audit of the financial statements of the Funds listed in the appendix attached hereto (the "Funds"), each a series of Liberty-Stein Roe Funds Income Trust (the "Trust"), for the year ended June 30, 2001, we considered each Fund's internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control. Generally, internal controls that are relevant to an audit pertain to the Trust's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those internal controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined above as of June 30, 2001.

This report is intended solely for the information and use of the Board of Trustees and management of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                                          ERNST & YOUNG LLP

Boston, Massachusetts
August 22, 2001

                                    Appendix

                      Liberty-Stein Roe Funds Income Trust:
                          Stein Roe Cash Reserves Fund
                       Stein Roe High Yield Fund, Class S
                      Liberty High Yield Bond Fund Class A
                         Stein Roe Income Fund, Class S
                        Liberty Income Bond Fund Class A
                    Stein Roe Intermediate Bond Fund, Class S
                        Liberty Intermediate Bond Class A

77Q1(B) Amended By-Laws


                            C E R T I F I C A T E

                  I, Kevin S. Jacobs, hereby certify that I am the duly and acting Assistant Secretary of Liberty-Stein Roe Funds Income Trust, a Massachusetts trust (the "Trust") and that the following is a true and correct copy of a certain resolution duly adopted by the Board of Trustees of the Trust at a meeting duly convened and held on June 20, 2001 in accordance with the By-Laws:

                  RESOLVED, that Section 4.12 of the By-Laws is amended and restated as follows:

                   Controller and Chief Accounting Officer. The controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and appropriate. The controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

                  The chief accounting officer of the Trust shall be in charge of its books and accounting records. The chief accounting officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

                  Any assistant controller may perform such duties of the controller as the controller or the Board of Trustees may assign, of the controller.


                  IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of July, 2001.

                  ------------------------------------
                  Assistant Secretary